UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 11, 2019
Date of Report (Date of earliest event reported)

Apergy Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On February 7, 2019, Apergy Corporation (the “Company”) announced that Sivasankaran Somasundaram, the President and Chief Executive Officer of the Company, will present at the Credit Suisse Energy Summit on February 13, 2019. Mr. Somasundaram’s presentation will include the following information, updating the Company’s guidance for the year ended December 31, 2018:

2018 Financial Update

▪	We are updating our outlook for full year 2018:

▪	Continue to expect full year 2018 revenue to increase approximately 20% from full year 2017

▪	Full year 2018 adjusted EBITDA expected to be between $294 and $297 million, from previous guidance of $289 to $294 million

▪	Strong cash generation and repayment of $25 million of term loan debt in Q4-18, bringing total repaid in the last two quarters of 2018 to $45 million

A copy of the presentation is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished pursuant to this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Non-GAAP Measures
This Current Report on Form 8-K and Exhibit 99.1 incorporated herein by reference contains information regarding the Company’s adjusted EBITDA, which is a non-GAAP financial measure made available as a supplement, and not an alternative, to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is defined as, or as a result of, net income excluding income taxes, interest income and expense, depreciation and amortization expense, separation and supplemental benefit costs associated with the spinoff from Dover Corporation, royalty expense incurred only prior to the spinoff, and restructuring and other related charges. Reconciliation to the nearest GAAP measure cannot be provided without unreasonable efforts due to the material elements of net income or loss and income taxes for full year 2018 not yet being finalized.  The lack of such reconciling information should be considered when assessing the impact of such disclosures.

Forward-Looking Statements
This Current Report on Form 8-K contains statements relating to future actions and results which are “forward-looking statements” within the meaning of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the Company’s 2018 revenue and adjusted EBITDA forecast estimates.  Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the risk that the anticipated benefits from the Company’s separation from Dover Corporation may not be fully realized or may take longer to realize than expected; tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of the Company’s businesses. You are encouraged to refer to the documents that the Company files from time to time with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Amendment No. 1 to the Company’s Form 10, filed with the SEC on April 12, 2018, as amended and supplemented, and in the Company’s other filings with the SEC, for a discussion of these and other risks and uncertainties. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements. Forward-looking statements speak only as of the day they are made and the Company undertakes no obligation to update any forward-looking statement, except as required by applicable law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Apergy Corporation presentation to Credit Suisse Annual Energy Summit

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apergy Corporation

Date: February 11, 2019	By:	/s/ JAY A. NUTT
Jay A. Nutt
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Apergy Corporation presentation to Credit Suisse Annual Energy Summit